Exhibit 99.1

Republic First Bancorp, Inc. Receives Notice of Additional Filing Delinquency From Nasdaq

Philadelphia, PA, November 18, 2022  [/PRNewswire/] -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the holding company for Republic First Bank d/b/a Republic Bank, announced that on November 14, 2022, the Company received written notification that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 with the Securities and Exchange Commission (the “Commission”), the Company does not comply with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all periodic reports with the Commission.

As reported by the Company in its Current Report on Form 8-K, filed with the Commission on November 10, 2022, the Company received formal notice from Nasdaq that a Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for an extension until December 30, 2022 to file its delinquent Quarterly Reports on Form 10-Q with the Commission, with specified deadlines for each of the delinquent reports. On October 26, 2022, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the Commission. Additionally, on November 18, 2022, the Company filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2022 with the Commission. The Company continues to take steps to evidence compliance with the Rule within the timeframe required by the Panel.

The Company intends to submit its remaining delinquent Quarterly Reports on Form 10-Q with the Commission as soon as practicable and within the timeframes required by the Panel.

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, coin counting, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Source:	Republic First Bancorp, Inc.

Contact:	Jonathan Hill, Interim CFO
(215) 430-5464